================================================================================



                             AIRTRAN AIRWAYS, INC.
                            (successor by merger to
                           AIRTRAN AIRLINES, INC.,)
                                  as Issuer,

                          AIRTRAN HOLDINGS, INC. AND
                 THE SUBSIDIARY GUARANTORS SIGNATORIES HERETO,
                                 as Guarantors

                                      and

                             THE BANK OF NEW YORK,
                       as Trustee and Collateral Trustee

                          __________________________

                         THIRD SUPPLEMENTAL INDENTURE

                        Dated as of December ___, 1999

                                      to

                                   INDENTURE

                          Dated as of August 13, 1997

                          __________________________


                     10 1/2% Senior Secured Notes due 2001



================================================================================

                         THIRD SUPPLEMENTAL INDENTURE

     THIRD SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of
                                         -----------------------
December ___, 1999, by and among AirTran Airways, Inc., a Delaware corporation as successor in interest by merger to AirTran Airlines, Inc. (the "Company"),
                                                                   --------
AirTran Holdings, Inc., a Nevada corporation (the "Parent Company"), the
                                                   ---------------
Subsidiary Guarantors parties hereto (the "Guarantors") and The Bank of New
                                           -----------
York, as trustee and collateral trustee (the "Trustee").
                                              --------

                                 RECITALS

     WHEREAS, the Company, the Parent Company and the Guarantors have heretofore executed and delivered to the Trustee an Indenture, dated as of August 13, 1997 (the "Indenture"), providing for the issuance of an aggregate principal amount
      ----------
of $80,000,000 of 10 1/2% Senior Secured Notes due 2001 (the "Notes"); and
                                                               -----

     WHEREAS, certain of the Company's Subsidiaries (i.e., ValuJet Capital
                                                     ----
Corp., ValuJet Management Corp., ValuJet I, Ltd., ValuJet II, Ltd., ValuJet Reservation Partners, L.P. and ValuJet Corporate Partners, L.P.) have been liquidated into the Company as their parent entity and the Company has succeeded to all of the rights and obligations of such Subsidiaries; and

     WHEREAS, AirTran Airlines, Inc., the original obligor under the Indenture, has merged with and into the Company which has succeeded to all of the rights and obligations of AirTran Airlines, Inc.; and

     WHEREAS, pursuant to Section 901 of the Indenture, the Company and the Trustee may enter into one or more supplemental indentures without the consent of any Holders to make certain changes to the Indenture; and

     WHEREAS, the Indenture provides for the execution and delivery of a supplement to the Indenture which shall particularly describe the Collateral being specifically mortgaged to the Trustee for the benefit and security of the Holders pursuant to the Indenture; and

     WHEREAS, the Indenture relates to certain Airframes and Engines more particularly described therein, which Indenture was recorded with the FAA on November 4, 1997 and given Conveyance No. GG011890, as supplemented by First and Second Supplemental Indentures to Indenture dated as of November 17, 1997 and April 23, 1999, respectively, recorded together by the FAA on August 23, 1999 as Conveyance Nos. HH023345 and HH023346, respectively; and

     WHEREAS, it is the desire of the Trustee and the Company to add as Collateral under the Indenture the Replacement Aircraft (defined on Schedule "A") and the Replacement Engines (defined on Schedule "A") and to release the Released Aircraft (defined on Schedule "A") and the Released Engines (defined on Schedule "A");

     NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Parent Company, the Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

     1.  Definitions.  Capitalized terms used herein without definition shall
         -----------
have the meanings assigned to them in the Indenture. For all purposes of this Supplemental Indenture, except as otherwise herein expressly provided or unless the context otherwise requires, the words herein, hereof and hereby and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

     2.  Substitute Security.
         -------------------

          (a) To secure the prompt payment of the principal amount of and interest on, and all other amounts due with respect to, all Securities from time to time outstanding under the Indenture and the performance and observance by the Company of all the agreements, covenants and provisions contained in the Indenture for the benefit and security of the Holders under the Indenture and the prompt payment of any and all amounts from time to time owing under the Indenture by the Company to the Trustee, the Company does hereby grant, sell, assign, transfer, convey, pledge and confirm unto the Trustee, its successors and assigns, for the benefit and security of the Holders and the Trustee, a first priority security interest in all estate, right, title and interest of the Company in and to the Replacement Aircraft and Replacement Engines (each such Replacement Engine having 750 or more rated takeoff horsepower or the equivalent thereof) together with all equipment and accessories, parts and appurtenances pertaining or attached to the Replacement Aircraft and Replacement Engines, whether now owned or hereafter acquired and all substitutions, modifications, improvements, accessions and accumulations to the Replacement Aircraft and Replacement Engines, and all warranties of any manufacturer with respect thereto.

          (b) The Trustee hereby releases all right, title, and interest in, to and under the Released Aircraft and Released Engines.

          (c) The Company hereby acknowledges that the Replacement Aircraft and Replacement Engines referred to in this Supplemental Indenture is owned by and has been delivered to the Company and is included in the property of the Company subject to the pledge and mortgage thereof under the Indenture.

     3.  Ratification of Indenture; Supplemental Indentures Part of Indenture.
         --------------------------------------------------------------------
Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

     4.  Governing Law.  THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND
         -------------
CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

     5.  Trustee Makes No Representation.  The Trustee makes no representation
         -------------------------------
as to the validity or sufficiency of this Supplemental Indenture.

     6.  Counterparts.  The parties may sign any number of copies of this
         ------------
Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

     7.  Effect of Headings.  The Section headings herein are for convenience
         ------------------
only and shall not affect the construction thereof.

                  [remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

                                    AIRTRAN AIRWAYS, INC., the Company


                                    By:________________________________
                                         Name:
                                         Title:

                                    AIRTRAN HOLDINGS, INC., the Parent
                                    Company


                                    By:________________________________
                                         Name:
                                         Title:

                                    VALUJET INVESTMENT CORP., as
                                    Guarantor


                                    By:________________________________
                                         Name:
                                         Title:

                                    THE BANK OF NEW YORK, as Trustee and
                                    Collateral Trustee


                                    By:________________________________
                                         Name:
                                         Title:

                                   SCHEDULE A



                             REPLACEMENT AIRCRAFT
                             ---------------------


Manufacturer       Model         Serial No.        Registration No.
------------      -------        ----------        ----------------
Douglas           DC-9-32          47260              N819AT
Douglas           DC-9-32          47323              N817AT
Douglas           DC-9-32          47320              N818AT




                              REPLACEMENT ENGINES
                              -------------------


Manufacturer                 Model              Serial No.
------------                 -----              ----------

Pratt & Whitney             JT8D-9A               674577
Pratt & Whitney             JT8D-9A               654432
Pratt & Whitney             JT8D-9A               657485
Pratt & Whitney             JT8D-9A               666871
Pratt & Whitney             JT8D-9A               654163
Pratt & Whitney             JT8D-9A               666055
Pratt & Whitney             JT8D-9A               665737
Pratt & Whitney             JT8D-9A               665214
Pratt & Whitney             JT8D-9A               666334
Pratt & Whitney             JT8D-9A               665828
Pratt & Whitney             JT8D-9A               657590
Pratt & Whitney             JT8D-9A               665636
Pratt & Whitney             JT8D-9A               665732
Pratt & Whitney             JT8D-9A               665252

                               RELEASED AIRCRAFT
                               ------------------


Manufacturer        Model        Serial No.      Registration No.
------------       -------       ----------      ----------------
Douglas            DC-9-31          47202           N132NK
Douglas            DC-9-32          47318           N813AT
Douglas            DC-9-32          47285           N811AT



                                RELEASED ENGINES
                                ----------------

Manufacturer              Model           Serial No.
------------             -------          ---------

Pratt & Whitney          JT8D-9A            666674
Pratt & Whitney          JT8D-9A            666967
Pratt & Whitney          JT8D-9A            666957
Pratt & Whitney          JT8D-9A            656953
Pratt & Whitney          JT8D-9A            666836
Pratt & Whitney          JT8D-9A            666949
Pratt & Whitney          JT8D-9A            674615
Pratt & Whitney          JT8D-9A            665194
Pratt & Whitney          JT8D-9A            666135
Pratt & Whitney          JT8D-9A            674429
Pratt & Whitney          JT8D-9A            667002
Pratt & Whitney          JT8D-9A            667166
Pratt & Whitney          JT8D-9A            687728
Pratt & Whitney          JT8D-9A            665942